EXHIBIT 99.2

NOVO NETWORKS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Novo Networks, Inc. (“Novo,” “we,” “us,” or “our”) and Berliner Communications, Inc. (“Berliner Communications”) after giving effect to our Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We acquired the operations, substantially all of the assets and liabilities of Berliner Communications on February 18, 2005.

Since Novo was a shell company prior to its acquisition of the assets and assumption of liabilities of Berliner Communications, purchase accounting has not been applied and the transaction is being accounted for as a recapitalization of Berliner Communications. The accompanying unaudited pro forma condensed combined balance sheet is presented as if the recapitalization of Berliner Communications occurred on December 31, 2004. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004, are presented as if the recapitalization of Berliner Communications had occurred on January 1, 2004. All material adjustments to reflect the recapitalization are set forth in the column “Pro Forma Adjustments.”

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had Novo and Berliner Communications been operating as combined entities for the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of Novo included in our Form 10-K for the year ended June 30, 2004, and in our Form 10-Q’s for the quarters ended September 30, 2004, and December 31, 2004, and the historical financial statements included elsewhere in this Form 8-K/A.

NOVO NETWORKS, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2004

	Historical		Pro Forma
	Berliner	Novo	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$453,818	$1,980,714	$(100,000	) (1)	$2,334,532
Accounts receivable, net of allowance for doubtful accounts of $106,061 on 2004 and $147,724 in 2003	3,384,904	—			3,384,904
Inventories	515,565	—			515,565
Prepaid expenses and other current assets	212,943	261,536			474,479

	4,567,230	2,242,250			6,709,480

LONG-TERM ASSETS
Prepaid expenses	—	213,042			213,042
Fixed assets, net	557,317	256,395			813,712
Other assets	68,032	5,745			73,777

	$5,192,579	2,717,432	$(100,000)		$7,810,011

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABLILITIES
Line of credit	$344,588	—	$—		$344,588
Current portion of long-term debt	434,372	—			434,372
Current portion of capital lease obligations	56,573	—			56,573
Loan from shareholder	101,640	—			101,640
Accounts payable	1,704,187	—			1,704,187
Accrued liabilities	1,223,965	217,114			1,441,079
Deferred revenue	9,435	—			9,435
Income tax payable	12,581	—			12,581

	3,887,341	217,114			4,104,455

LONG-TERM LIABILITIES
Long-term debt, net of current portion	404,484	—			404,484
Long-term capital lease obligations, net of current portion	26,977	—			26,977

	431,461	—			431,461

COMMITMENTS	—	—			—

STOCKHOLDERS’ EQUITY	873,777	2,500,318	(100,000	) (1)	3,274,095

	$5,192,579	$2,717,432	$—		$7,810,011

The accompanying notes are an integral part of this statement.

NOVO NETWORKS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2004

	Historical		Pro Forma
	Berliner	Novo	Adjustments		Combined
Revenues	$15,285,904	$—	$—		$15,285,904
Costs of revenues	9,604,839	—			9,604,839

Gross margin	5,681,065	—			5,681,065

Selling, general and administrative expenses	6,123,328	2,073,109	(535,000	)(2)	7,510,437
			(151,000	)(3)
Depreciation and amortization	342,934	312,492			655,426

Impairment loss	—	825,000			825,000

Loss from operations	(785,197)	(3,210,601)	686,000		(3,309,798)

Other income (expense)
Interest expense	(46,813)	—			(46,813)
Interest income	1,639	19,290			20,929
Loss on equity investments	—	(168,605)			(168,605)
Gain on extinguishment of debt	—	313,500	(313,500	)(4)	—
Gain (loss) on sale of fixed assets	9,699	—			9,699
Other income (expense)	—	1,213,225	(1,150,000	) (2)	63,225

Income (loss) before income taxes	(820,672)	(1,833,191)	(777,500)		(3,431,363)

Income tax expense	16,160	—			16,160

Net income (loss)	(836,832)	(1,833,191)	(777,500)		(3,447,523)

Preferred stock dividends and accretion	—	(737,893)			(737,893)

Net income (loss) applicable to common
shareholders	$(836,832)	$(2,571,084)	$(777,500)		$(4,185,416)

Net income (loss) per share - basic and diluted					$(0.02)

Weighted average number of shares outstanding - basic and diluted					200,000,000

The accompanying notes are an integral part of this statement.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The following unaudited pro forma condensed combined balance sheet is derived from the balance sheets of Berliner Communications and us at December 31, 2004. The unaudited pro forma condensed combined balance sheet reflects our purchase of the operations and substantially all the assets and liabilities of Berliner Communications by our wholly owned subsidiary, BCI Communications, Inc. The transaction is being accounted for as a recapitalization of Berliner Communications since Novo was a shell company. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004, gives effect to the recapitalization of Berliner Communications as if it occurred on January 1, 2004.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

2. Berliner Acquisition

Pursuant to our asset purchase agreement (the “Purchase Agreement”) with Berliner Communications, a privately held Delaware corporation, we acquired the operations and substantially all of the assets and liabilities. Under the terms of the Purchase Agreement, we issued 147,676,299 shares of our common stock and 3,913,699 shares of our Series E Convertible Preferred Stock. The estimated value of our common and preferred stock issued was $3,032 based upon the par value of the securities issued by us.

Since we have had no operations since December of 2001 and have been classified as a shell company, the acquisition of Berliner Communications has been accounted for as a recapitalization of Berliner Communications. The assets acquired and liabilities assumed were recorded at their historical book value as if the transaction occurred on December 31, 2004, with the difference charged to additional paid in capital.

3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(1)	Reflects the recapitalization of Berliner Communications as of December 31, 2004
	Elimination of cash that was not acquired in the transaction	$(100,000)
	Elimination of the Berliner Communications equity	$(873,777)
	Recording of Novo securities issued to Berliner Communiations at par value	3,032
	Net assets acquired charged to additional paid in capital	870,745

		$(100,000)

(2)	Reflects the elimination of other income and associated costs related to the settlement of litigation pertaining to the business of Novo
	Settlement amount	$1,150,000
	Associated costs in 2004	$535,000

(3)	Reflects the elimination of certain general and administrative expenses not expected to continue with the new business	$151,000

(4)	Reflects the elimination of the gain on extinguishment of debt related to the Novo Liquidating Trust for Novo’s subsidiaries that were liquidated as part of a bankruptcy process	$313,500

(5)
The number of shares utilized in the calculation of loss per share represents the total number of common shares outstanding in 2004 assuming the recapitization of Berliner Communications occurred on January 1, 2004.